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                                REVOCABLE PROXY
                     IMPERIAL THRIFT AND LOAN ASSOCIATION
                        ANNUAL MEETING OF STOCKHOLDERS
                                 July 25, 1996

        The undersigned hereby appoints the Board of Directors of Imperial Thrift and Loan Association (the "Company"), and the survivor of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the Red Lion Hotel, located at 100 West Glenoaks Blvd., Glendale, California at the date and time specified in the Proxy Statement, and at any and all adjournments or postponements thereof, as follows:

                                                   FOR     WITHHELD
                                                  -----    --------
      I.   The election of the following
           directors for a three-year term:

           GEORGE W. HALIGOWSKI                   [___]      [___]

           SANDOR X. MAYUGA                       [___]      [___]

     II. Ratification of the adoption of the proposal to adopt a holding company structure for the Company with the result that the Company will become the wholly owned subsidiary of ITLA Capital Corporation, as provided in the Merger Agreement and Plan of Reorganization attached as Appendix A to the Proxy Statement:

                        FOR          AGAINST           ABSTAIN
                        [_]            [_]               [_]

    III.   Ratification of the adoption of the Recognition and Retention Plan:

                        FOR          AGAINST           ABSTAIN
                        [_]            [_]               [_]

        In their discretion, upon such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSITIONS.
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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED "FOR" THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        Should the undersigned be present and elect to vote at the Meeting or at any adjournment or postponement thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Annual Meeting and a Proxy Statement.




Dated:
      -----------------------



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PRINT NAME OF STOCKHOLDER            PRINT NAME OF STOCKHOLDER




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SIGNATURE OF STOCKHOLDER             SIGNATURE OF STOCKHOLDER




PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ABOVE ON THIS CARD. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.




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        PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE
                        ENCLOSED POSTAGE-PAID ENVELOPE

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